SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities and Exchange Act of 1934

December 27, 2002
(Date of earliest event reported)

COMMISSION FILE NUMBERS:

ACME Intermediate Holdings, LLC	333-40277
ACME Television, LLC	333-40281

ACME INTERMEDIATE HOLDINGS, LLC

And
ACME TELEVISION, LLC
(Exact name of registrants as specified in their charter)

Delaware	ACME Intermediate Holdings, LLC	52-2050589
Delaware	ACME Television, LLC	52-2050588

(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification No.)

2101 E. Fourth Street, Suite 202
Santa Ana, California 92705
(Address and zip code of principal executive offices)

Registrants’ telephone number, including area code: 714-245-9499

ITEM 5. Other Events and Required FD Disclosure

     On December 30, 2002, ACME Communications, Inc. (“ACI”), parent corporation of ACME Intermediate Holdings, LLC and ACME Television, LLC, announced that it had entered into definitive agreements to sell KPLR-TV in St. Louis, Missouri and KWBP-TV in Portland, Oregon to Tribune Broadcasting Company. ACI’s Current Report on Form 8-K dated December 27, 2002 and filed on December 31, 2002 is hereby incorporated by reference herein in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME Intermediate Holdings, LLC

Date: December 31, 2002	By:	/s/ Thomas D. Allen

Thomas D. Allen
Executive Vice President and
Chief Financial Officer

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME Television, LLC

Date: December 31, 2002	By:	/s/ Thomas D. Allen

Thomas D. Allen
Executive Vice President and
Chief Financial Officer